UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2024

SOUTHWEST GAS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37976	81-3881866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8360 S. Durango Drive
Post Office Box 98510
Las Vegas, Nevada 89193-8510
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (702) 876-7237

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 6, 2024, Southwest Gas Holdings, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”), with J.P. Morgan Securities LLC and Wells Fargo Securities, LLC as sales agents (the “Agents”), in connection with the commencement of a new “at-the-market” equity offering program (the “ATM Program”). Pursuant to the terms and conditions of the Distribution Agreement, the Company may, from time to time, issue and sell through or to the Agents, shares of its common stock, $1.00 par value per share (“Common Stock”), having an aggregate offering price of up to $340,000,000 (collectively, the “Shares”), which amount is being carried forward from the Company’s previous at-the-market equity offering program, which was offered pursuant to a prospectus supplement dated April 8, 2021 to the prospectus forming a part of the Company’s shelf registration statement on Form S-3 (File No. 333-251074) which became effective on December 2, 2020.

Sales of the Shares, if any, under the Distribution Agreement may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker. The Company or either of the Agents may at any time suspend the offering or terminate the Distribution Agreement pursuant to the terms of the Distribution Agreement. The actual sale of Shares under the ATM Program will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the Common Stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company. The Company has no obligation to sell any of the Shares and may at any time suspend offers under the Distribution Agreement or terminate the Distribution Agreement.

The Agents will be entitled to compensation of 1.0% of the gross sales price per share for any Shares sold through them acting as sales agents. The Company has agreed to provide the Agents with customary indemnification and contribution rights. The Distribution Agreement contains customary representations and warranties and conditions to the placement of the Shares pursuant thereto.

The Shares will be issued pursuant to a prospectus supplement dated August 6, 2024 to the prospectus forming a part of the Company’s shelf registration statement on Form S-3 (File No. 333-275774), which became effective upon filing with the Securities and Exchange Commission the (“SEC”) on November 28, 2023. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference. The provisions of the Distribution Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Distribution Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1*	Equity Distribution Agreement, dated August 6, 2024 by and among Southwest Gas Holdings, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Morrison & Foerster LLP regarding the legality of the Shares.

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

104	Cover Page formatted in Inline XBRL.

*	Certain personal information in this Exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

Date: August 6, 2024	/s/ ROBERT J. STEFANI
Robert J. Stefani
Senior Vice President/Chief Financial Officer